CODE OF ETHICS OF THE WM GROUP OF FUNDS, WM ADVISORS, INC. (THE "ADVISOR"), AND WM FUNDS DISTRIBUTOR, INC.

This Code of Ethics (the "Code") has been adopted by the companies referred to above (the "Companies") effective July 21, 2005. The principal objectives of the Code are (i) to provide policies and procedures consistent with applicable law and regulation, including Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act"), and Rule 204 A-1 the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and (ii) make certain that the personal trading and other business activities of Access Persons (defined in Section III. below) are conducted in a manner consistent with applicable law and regulation and the general principles set forth in the Code.

TABLE OF CONTENTS


I. Policy Highlights .....................................................    4

II. General Principles ...................................................    5
   A. Shareholder and Client Interests Come First ........................    5
   B. Avoid Actual and Potential Conflicts of Interest ...................    6

III. Definitions ..........................................................    6
   A. Access Persons .....................................................    6
   B. Affiliated Mutual Funds ............................................    6
   C. Companies ..........................................................    6
   D. Covered Accounts ...................................................    6
   E. Covered Securities .................................................    6
   F. Investment Personnel ...............................................    7

IV. Personal Securities Transactions ......................................    7
   A. Prohibited Conduct .................................................    7
   B. Restrictions and Limitations on Personal Securities Transactions ...    7
   C. Exempt Securities ..................................................    9
   D. Exempt Transactions ................................................   10
   E. Pre-Clearance Requirement ..........................................   11

V. Reporting Requirements .................................................   13
   A. Report of Transactions .............................................   13
   B. Responsibility to Report ...........................................   15
   C. Where to File Report ...............................................   15
   D. Responsibility to Review ...........................................   15

VI. Application ..........................................................   16
VII. Insider Trading .....................................................   16
VIII. Confidentiality ....................................................   16

IX. Anti-Money Laundering ................................................   16
X. Code of Ethics Review Committee .......................................   16
XI. Service as a Director and Outside Business Activities ................   17
XII. Gifts ...............................................................   17
XIII. Registered Personnel ...............................................   17
XIV. Copyright laws ......................................................   18
XV. Media Relation .......................................................   18

XVI. Reporting Violations ................................................   18
XVII. Sanctions ..........................................................   18
XVIII.  Report and Certification of Adequacy to the Board of Trustees
   and Board of Directors ................................................   18

XIX. Board Approval ......................................................   19

XX. Employee Training and Certification ..................................   20

I.   POLICY HIGHLIGHTS

     The Code is designed so that all acts, practices and courses of business engaged in by Employees are conducted in accordance with the highest possible standards and to prevent abuses or even the appearance of abuses by Employees relating to their personal trading and other business activity. Compliance with the Code is a matter of understanding the basic requirements and making sure the steps the Employee takes with respect to each Personal Securities Transaction (defined herein) and his/her personal investment is in accordance with these requirements. This Section sets forth selected rules that frequently raise questions. These are by no means comprehensive and Employees must examine the specific sections of the Code for more details and are strongly urged to consult WM Advisors' Chief Compliance Officer or Compliance Manager when questions arise:

     - Shares of open-end investment companies that are advised by WM Advisors, Inc. including those funds within The WM Group of Funds that have retained sub-advisors, and investment companies outside The WM Group of Funds that are sub-advised by WM Advisors, Inc. ("Affiliated Mutual Funds"), whether purchased, sold or exchanged in a brokerage account, directly through a transfer agent or in a 401(k) or other retirement plan, including the Washington Mutual Savings Plan, are exempt from pre-clearance requirements but are subject to holding and reporting requirements. Affiliated Mutual Funds may not be sold, redeemed or exchanged until at least 60 calendar days from the purchase trade date. Shares in the same Affiliated Mutual Fund may not be repurchased until at least 60 calendar days from the sale trade date. Investment Personnel, defined herein, may not sell, redeem or exchange Affiliated Mutual Funds until at least 90 calendar days from the purchase trade date and are subject to the repurchase restrictions above;

     - Purchases and sales of shares in money market funds continue to be exempt from pre-clearance, holding period and reporting requirements of the Code;

     - Purchases and sales of shares in securities issued by Washington Mutual, Inc., continue to be exempt from pre-clearance and holding period requirements of the Code, provided such transactions are not effected in an IPO or private placement;

     - All Personal Securities Transactions must be pre-cleared through the Compliance Department, except as set forth herein;

     - Covered Accounts shall include any account in which an Employee has beneficial ownership of securities held in an account in the name of:
          (1) the individual; (2) a husband, wife or minor child; (3) a relative sharing the same house; (4) another person if the Employee (i) obtains benefits substantially equivalent to ownership of the securities; (ii) can obtain ownership of the securities immediately or at some future time; or (iii) can have investment discretion or otherwise can exercise control;

     - Exchange Traded Funds ("ETFs") and closed-end mutual funds must be pre-cleared and are subject to all other holding and reporting requirements;

     - Employees are prohibited from acquiring any security in an initial public offering (IPO);

     - Private offerings must be pre-approved by the WM Advisors' Compliance Manager;

     - Participation on the Board of any company must be pre-approved by the Code of Ethics Review Committee;

     - Employees may not sell Covered Securities, defined herein, under any circumstances unless they have been held for at least 30 days and they may not be sold at a profit until at least 60 calendar days from the purchase trade date;

     - Employees may not repurchase any security sold by the Employee within the previous 30 days and may not repurchase such security within the previous 60 days if the purchase price is lower than any sale price within the 60-day period;

     - Portfolio managers and research analysts may not trade in a security if accounts they manage trade in the same security within the 7 days prior to or 7 days following the Employee's transaction;

     - Employees are required to submit an Initial List of Securities Beneficially Owned Report upon hire, Quarterly Securities Transactions and New Accounts Reports and an Annual Holdings Beneficially Owned Report and Certification of Compliance.

II.  GENERAL PRINCIPLES

     A. Shareholder and Client Interests Come First Employees of WM Advisors, Inc. must comply with all applicable federal securities laws. This Code is designed to assist Employees in fulfilling their regulatory and fiduciary duties.

          Every Employee owes a fiduciary duty to the shareholders of the Affiliated Mutual Funds and to the Separately Managed Accounts (defined as clients other than registered investment companies including unregistered investment companies, institutional clients and individuals). This means that in every decision relating to investments, every Employee must recognize the needs and interests of the Affiliated Mutual Fund shareholders and the Separately Managed Accounts, and be certain that at all times the interests of the Affiliated Mutual Fund shareholders and other Separately Managed Accounts are placed ahead of any personal interest.

     B. Avoid Actual and Potential Conflicts of Interest The restrictions and requirements of the Code are designed to prevent behavior which actually or potentially conflicts, or raises the appearance of an actual or potential conflict, with the interests of the Affiliated Mutual Fund shareholders or the Separately Managed Accounts. It is of the utmost importance that the Personal Securities Transactions of Employees be conducted in a manner consistent with both the letter and spirit of the Code to avoid any such conflict of interest and to prevent abuse of an Employee's position of trust and responsibility.

III. DEFINITIONS

     A. "Access Persons" shall include all of the Advisor's supervised persons including any director, officer, partner or employee who has access to nonpublic information regarding any purchase or sale of securities by any client of the Advisor, or nonpublic information regarding the portfolio holdings of any account the Advisor manages, any person who is involved in making securities recommendations to clients or has access to such recommendations that are nonpublic, as well as any other persons falling within such definition under Rule 17j-1 under the Investment Company Act of 1940 or Rule 204A-1 under the Investment Advisers Act of 1940, and all persons who primarily work within the offices of WM Advisors, Inc. The term "Employee" includes all Access Persons of the Investment Company and the Distributor, and all supervised persons of the Advisor. Employees with questions concerning their status as Access Persons are urged to consult with WM Advisors' Chief Compliance Officer or Compliance Manager.

     B. "Affiliated Mutual Funds" shall include open-end investment companies that are advised by WM Advisors, Inc. including those funds within The WM Group of Funds that have retained sub-advisors, and investment companies outside The WM Group of Funds that are sub-advised by WM Advisors, Inc.

     C. "Companies" shall include WM Group of Funds, WM Funds Distributor, Inc., and WM Advisors, Inc.

     D. "Covered Accounts" shall include any account in which an Employee has, or acquires any direct or indirect beneficial ownership in a security held in the account. Generally, an employee is regarded as having beneficial ownership of securities held in an account in the name of:
          (1) the individual; (2) a husband, wife or minor child; (3) a relative sharing the same house; (4) another person if the Employee (i) obtains benefits substantially equivalent to ownership of the securities; (ii) can obtain ownership of the securities immediately or at some future time; or (iii) can have investment discretion or otherwise can exercise control. In addition, as described in the Code, certain circumstances constitute Beneficial Ownership, defined herein, by an Employee of securities held by a trust.

     E. "Covered Securities" shall include all securities, any option or future to purchase or sell, and any security convertible into or exchangeable for such securities. For example, Covered Securities also include, but are not limited to individual securities, open-end mutual funds, exchange traded funds, closed-end funds and unit investment trusts. Exemption from certain requirements of the Code may apply to designated Covered Securities, as set forth below. In addition, certain securities, such as money market funds, are exempt from the definition of "Covered Security" as explained in the Code.

     F. "Investment Personnel" shall mean any Employee who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities or anyone who, in connection with their job functions, has real-time knowledge of such recommendations or anyone who controls the Fund or the Advisor and who obtains information concerning recommendations made to the Funds or Separately Managed Accounts regarding the purchase or sale of securities by the Fund or the Separately Managed Account. This includes, but is not limited to, portfolio managers, research analysts, and personnel in the trading department, among others.

IV.  PERSONAL SECURITIES TRANSACTIONS

     A.   Prohibited Conduct

          No Employee shall buy or sell any Covered Security (with the exception of those described in sub-section C. below) for a Covered Account (referred to herein as a "Personal Securities Transaction") unless:

          1.   pre-clearance of the transaction has been obtained; and

          2. the transaction is reported to the Compliance Department in accordance with the requirements below.

     B.   Restrictions and Limitations on Personal Securities Transactions

          Except where otherwise indicated, the following restrictions and limitations govern Personal Securities Transactions:

          1. Covered Securities purchased may not be sold until at least 30 calendar days from the purchase trade date and may not be sold at a profit until at least 60 calendar days from the purchase trade date. Covered Securities sold may not be repurchased until at least 30 calendar days from the sale trade date. In addition, Covered Securities sold may not be purchased at a lower price until at least 60 calendar days from the sale trade date. Any violation may result in disgorgement of all profits from the transactions as well as other possible sanctions.

          2. Affiliated Mutual Funds (excluding money market funds), whether purchased in a brokerage account, directly through a transfer agent or in a 401(k) or other retirement plan, may not be sold, redeemed or exchanged until at least 60 calendar days from the purchase trade date. They may not be repurchased until at least 60 calendar days from the sale trade date. Investment Personnel may not sell, redeem or exchange such mutual funds until at least 90 calendar days from the purchase trade date and are subject to the repurchase restrictions above.

               In the event of financial hardship, exceptions to this section of the Code may be granted, but only with the prior written approval of both the Chief Compliance Officer of the Advisor and the Affiliated Mutual Funds as well as the Employee's manager and the transaction is consistent with each Fund prospectus, if applicable.

          3. No opening transactions in options or futures may be executed if the expiration date is less than 60 calendar days from the date the transaction was executed. No option or future position may be closed at a loss prior to 30 calendar days or at a profit less than 60 calendar days after the transaction was executed.

          4. No Employee may acquire any security in an initial public offering (IPO).

          5a. Investment Personnel shall obtain approval from the Compliance Manager of WM Advisors prior to the acquisition of Securities issued pursuant to a "private offering" (as that term is generally recognized as an exemption from registration under
               Section 4(2) of the Securities Act of 1933) ("Private Offering Security") in which they, their families (including those immediate family members sharing the same household as the Access Person) or trusts of which they are trustees or in which they have a beneficial interest are parties. The Compliance Manager shall promptly notify the person of approval or denial for the transaction. Notification of approval or denial for the transaction may be given verbally; however, it shall be confirmed in writing within 72 hours of verbal notification. Such notification must be kept strictly confidential, and the Compliance Manager shall maintain records of the approval and the rationale supporting the acquisition of such securities for at least five years after the end of the fiscal year in which the approval is granted. In reviewing the request, the Compliance Manager shall consult with both the Presidents of the Funds and Advisor and the Advisor's Chief Compliance Officer, and shall take into account, among other factors, whether the investment opportunity should be reserved for the Funds Company or Separately Managed Accounts, and whether the opportunity is being offered to such person as a result of his or her position with the Advisor. Investment Personnel who are Beneficial Owners of any Private Offering Security shall be required to disclose such ownership to the Compliance Manager prior to making any recommendation regarding the purchase or sale of the Private Offering Security by the Funds or Separately Managed Account or participating in the determination of which recommendations shall be made to the Fund or Separately Managed Account. Under such circumstances, the Advisor's decision to purchase the Private Offering Securities shall be subject to an independent review by Investment Personnel with no personal interest in the Private Offering Securities.

          5b. All Investment Personnel who have acquired securities in a private offering must disclose their investment if the Advisor is considering an investment in the issuer. The decision to purchase the security of the issuer must be made by an Investment Person who does not have a beneficial interest in the issue.

          6. No purchase or sale transaction may be made in any Covered Security by Investment Personnel for a period of 7 calendar days before or after that Covered Security is bought or sold by any Fund or any Separately Managed Account. Any profits realized on these trades may be subject to disgorgement.

          7. No Employee shall purchase or sell any Covered Security which to their knowledge at the time of such purchase or sale: (i) is being considered for purchase or sale by a Fund or a Separately Managed Account; or (ii) is being purchased or sold by a Fund or a Separately Managed Account.

          8. If a Personal Securities Transaction is not executed on the day preclearance is granted, it is required that pre-clearance be sought again on a subsequent day (i.e., open orders, such as limit orders, good until cancelled orders and stop-loss orders, must be pre-cleared each day until the transaction is effected).

          9.   Employees shall not participate in investment clubs.

     C.   Exempt Securities

          1) The securities listed below are exempt from: (i) the holding period and other restrictions of this Section IV., sub-sections B.1., B.2., B.7. and B.8.; (ii) the preclearance requirements; and (iii) the initial, quarterly and annual reporting requirements. Accordingly, it is not necessary to obtain pre-clearance for Personal Securities Transactions in any of the following securities, nor is it necessary to report such securities in the quarterly Securities Transaction Reports or the Initial Listing of Securities Beneficially Owned Report and Annual Compliance Certification:

               a)   Direct obligations of the United States Government(1);

               b)   Bank Certificates of Deposit;

               c)   Bankers' Acceptances;

               d)   Commercial Paper; and

               e) High Quality Short-Term Debt Instruments (which for these purposes are repurchase agreements and any instrument that has a maturity at issuance of fewer than 366 days that is rated in one of the two highest categories by a Nationally Recognized Statistical Rating Organization);

               f)   Shares held in money market funds;

               g) Shares held in open-end Mutual Funds other than Affiliated Mutual Funds.

                    (1) Includes securities that carry full faith and credit of the U.S. Government for the timely payment of principal and interest, such as Ginnie Maes, U.S. Savings Bonds, and U.S. Treasuries.

                    2) Transactions in redeemable Unit Investment Trusts are exempt from the holding period restrictions contained in this Section IV., sub-sections B.1. and the pre-clearance requirement of Section IV., sub-section A., but are subject to the initial, quarterly and annual reporting requirements reporting requirements of
                         Section V., sub-section A.

                    3) Shares of Affiliated Mutual Funds are exempt from the pre-clearance requirement of this Section IV, sub-section A, but are subject to the initial, quarterly and annual reporting requirements of Section V., sub-section A., and the holding period restrictions contained in Section IV, sub-section B.2. Exchange Traded Funds ("ETFs") and closed-end funds must be pre-cleared and are subject to all other holding and reporting requirements.

                    4) Affiliated Mutual Fund transactions that are made through an automated systematic purchase/redemption plan are exempt from the pre-clearance requirement of this Section IV, sub-section A, and the holding period restrictions contained in Section IV, subsection B.2., but are subject to the initial, quarterly and annual reporting requirements of Section V., sub-section A.

                    5) Notwithstanding anything to the contrary within the Code, securities that are not eligible for purchase or sale by the Advisor (e.g., Washington Mutual, Inc.) are exempt from pre-clearance requirement of Section IV subsection A. (except to the extent they are acquired in an IPO or private placement), and from the holding period restrictions contained in this Section IV., sub-sections B.1., but are subject to initial, quarterly and annual reporting requirements of Section V., sub-section A.

     D.   Exempt Transactions

          1) The transactions listed below are exempt from the pre-clearance requirements of this Section IV., sub-sections A., but are subject to the quarterly reporting requirements of Section V., sub-section A.2.: a) Purchases which are part of an automatic dividend reinvestment plan; b) Purchases or sales which are non-volitional on the part of the Employee; c) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; d) Maturity of a bond.

          2) All Employees wishing to participate in an automated systematic issuer's direct stock purchase plan or an employee stock purchase plan must submit a memorandum to the Compliance Manager stating the name of the security and the amount to be invested, in frequency of the transactions, the method of payment (i.e. ACH, bank wire drafts etc.) and the institution where the transaction will be processed. Please note that only automatic purchases may be approved under this provision. Upon review the Compliance Manager will approve or decline the investment plan in writing. Once approved all subsequent trades made in conjunction will be considered approved unless otherwise notified by the Compliance Manager. However with the investment plan, any change made to the security, purchase amount, or frequency will be considered a deviation from the approved investment plan and will require subsequent pre-approval. Automated systematic purchases under an issuer's direct stock purchase plan or employee stock purchase plan that adhere to the above reference provisions are exempt from the restrictions contained in this Section IV, sub-sections B.1., B.7. and B.8., but are subject to all other provisions including initial, quarterly and annual reporting requirements. Please note that these provisions are applicable to purchase only. Liquidations from a direct stock purchase plan or employee stock purchase plan must adhere to standard requirements.

          3)   All  Employees   wishing  to  participate  in  automatic  company
               sponsored 401K stock purchase plans are exempt from the restrictions contained in this Section IV, sub-sections B.1.,
               B.7. and B.8., but are subject to initial, quarterly and annual reporting requirements of Section V., sub-section A. All sales transactions from an automatic company sponsored 401K stock plans are subject to the pre-clearance requirement of Section IV, sub-section A.

          4) All Non-Investment Personnel wishing to establish a non-controlled/non-volitional account must submit a written request to WM Advisors' Chief Compliance Officer prior to the establishment of the account. Each account request will be reviewed on a case-by-case basis and written approval will be provided by the Chief Compliance Officer. Once the account is established the Employee must fulfill the same reporting requirement as outlined in Section V., sub-section A., as well as completing, on a quarterly basis, a Non-Controlled Account/Non-Volitional Transaction Certification.

     E.   Pre-Clearance Requirement

          1.   Personal Securities Transactions

               a)   From Whom Obtained

                    All Employees are required to obtain pre-clearance of Personal Securities Transactions in Covered Securities. Employees must complete the required Confidential Personal Securities Transaction Request Form, and submit it to the Advisor's Compliance Manager for approval.

                    A  copy  of  the  Personal  Securities  Transaction  Request
                    Procedures, which may be revised from time to time, is attached as Exhibit A.

               b)   Personal Securities Transaction Approval Process

                    Employees obtain pre-clearance approval by completing the Confidential Personal Securities Transaction Request Form on the WMGF Server and receiving an approval email of their transaction request from the Advisor's Compliance Department. Employees are required to complete the following information on the Confidential Personal Securities Transaction Request Form, trade date, security name, trading symbol, security type, transaction type, and list any known conflicts of interest.

                    Employees are required to have duplicate copies of their trade confirmations and Covered Account statements sent to the Advisor's Compliance Manager for each Covered Account the Employee has, or as a result of the transaction, acquires any direct or indirect beneficial ownership.

               c)   Filing and Approval

                    After  all  the  daily  Confidential   Personal   Securities
                    Transaction Requests have been processed, they are filed with the Advisor's Compliance Manager.

                    The Compliance Department will manage the requests daily at 8:30 AM and 10:30 AM and notify the Employee whether the request has been approved or denied. If pre-clearance of a request is approved, it is effective only for a transaction completed prior to the close of business on the day of approval. Any transaction not completed will require a new approval.

     2.   Factors   Considered   in   Pre-Clearance   of   Personal   Securities
          Transactions

          In reviewing any Personal Securities Transaction for pre-clearance, the following factors, among others, will generally be considered:

          - Whether the purchase or sale transaction of the Covered Security by the Employee: (i) is being considered for purchase or sale by a Fund or a Separately Managed Account; or (ii) is being purchased or sold by a Fund or a Separately Managed Account.

          - Whether the individual making the proposed purchase or sale is likely to benefit from purchases or sales being made or considered on behalf of any Fund or a Separately Managed Account.

          - Whether the transaction is conducted in a manner that is consistent with the Code to avoid any appearance of impropriety.

               In addition to the requirements set forth in the Code, the Advisor's Compliance Manager and/or, if applicable, designated Senior Portfolio Manager in keeping with the general principles and objectives of the Code, may refuse to grant pre-clearance of a Personal Securities Transaction in their sole discretion without being required to specify any reason for the refusal.

V.   REPORTING REQUIREMENTS

     A.   Report of Transactions

          Employees are subject to several reporting requirements including completing an Initial Listing of Securities Beneficially Owned Report upon becoming an Employee of the Companies, Quarterly Securities Transactions and New Accounts Reports and an Annual Holdings Beneficially Owned Report and Certification of Compliance. It is the responsibility of Employees to submit their reports to Compliance in a timely manner. Compliance will notify Employees of their Quarterly and Annual Reporting obligations under the Code.

          Employees  shall  immediately   provide  to  the  Compliance   Manager
          duplicate copies of all periodic statements issued by any broker, dealer or bank that describe any Covered Security Beneficially Owned by the Employee. All officers and employees of WM Funds Distributor, Inc., not deemed to be Access Persons must certify on annual basis that they are not an Access Person as defined under Rule 17j-1 of the Investment Company Act.

          A Trustee of the WM Group of Funds who is not "interested person" of the Affiliated Mutual Funds (as defined in Section 2(a)19 of the Investment Company Act of 1940) need not make an Initial Listing of Securities Beneficially Owned Report or an Annual Holdings Beneficially Owned Report and need only make a quarterly report in a Security if such Trustee, at the time of that transaction, knew, or in the ordinary course of fulfilling his official duties as a trustee of the WM Group of Funds should have known, that during the 15-day period immediately before or after the date of the transaction by the Trustee, such Security was purchased or sold by the Affiliated Mutual Funds or Advisor or was being considered by the Investment Company or Advisor for purchase or sale by the Affiliated Mutual Funds or Advisor.

          A Trustee of the WM Group of Funds who is an "interested person" of the Affiliated Mutual Funds is subject to an Initial Listing of Securities Beneficially Owned Report, reporting quarterly transactions and an Annual Holdings Beneficially Owned Report and Certification of Compliance.

          Both interested and non-interested Trustees of the WM Group of Funds are exempt from all the other aspects of this Code of Ethics.

          1.   Initial Listing of Securities Beneficially Owned Report

               Not later than 10 days after the person becomes an Employee, he or she must provide an Initial Listing of Securities Beneficially Owned Report to the Advisor's Compliance Manager, (which information must be current as of a date no more than 45 days prior to the date the person becomes an Employee), disclosing:
               (i) all Covered Securities, including Affiliated Mutual Funds and private offerings securities beneficially owned by the Employee, listing the title and type of the security, and as applicable the exchange ticker symbol or CUSIP number, number of shares held, and principal amount of the security; (ii) the name of the broker, dealer, bank or financial institution where the Employee maintains a personal account; and (iii) the date the report is submitted by the Employee.

          2.   Quarterly Securities Transactions and New Accounts Reports

               Quarterly Securities Transactions and New Accounts Reports must be submitted by Employees within 30 calendar days after the end of each calendar quarter. Any new brokerage account, or any account opened for the purchase of Affiliated Mutual Funds must also be reported within 30 calendar days after the end of each calendar quarter.

               (a) All Personal Securities Transactions in Covered Securities, and all securities transactions in Affiliated Mutual Funds must be reported in the next quarterly transaction report for the quarter in which the transaction was effected. Please note there are only two exceptions, the first one is for Employees who are providing the Advisor's Compliance Manager with duplicate copies of all periodic statements issued by any broker, dealer or bank, who only need to report their sell transactions in their quarterly transaction reports. The second exception is for Non-Investment Personnel with non-controlled/non-volitional accounts who are also providing the Compliance Manager with duplicate copies of all periodic statements issued by any broker, dealer or bank, who do not have to report any of these account transactions in the quarterly transaction report after the transaction was effected. The quarterly report shall contain the following information:

                    (i) The date of the transaction, the title and type of the security, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date (if applicable), number of shares and principal amount of each security involved;

                    (ii) The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

                    (iii) The price at which the purchase or sale was effected;

                    (iv) The name of the broker, dealer, bank or other financial institution with, or through which, the purchase or sale was effected; and

                    (v) The date the report was submitted to the Advisor's Compliance Manager by such person.

                    In addition, any new brokerage account, any account opened for the purchase of Affiliated Mutual Funds during the quarter must be reported. The report must contain the following information:

                    (i) The name of the broker, dealer, bank or other financial institution with whom the account was established;

                    (ii) The date the account was established; and

                    (iii) The date the report is submitted by the Employee.

          3. Annual Holdings Beneficially Owned Reports and Certification of Compliance The Annual Holdings Beneficially Owned Report and Certification of Compliance requires all Employees to provide an annual listing of holdings of: (i) all Covered Securities beneficially owned including all Affiliated Mutual Funds (excluding money market accounts), listing the title and type of the security and as applicable the exchange ticker, symbol or CUSIP number, number of shares held, and principal amount of the security as of December 31 of the preceding year, (ii) the name of any broker, dealer, bank or financial institution where the account(s) in which these Covered Securities were maintained, as of December 31 of the preceding year; and (iii) the date the report is submitted. This report must be provided no later than 30 calendar days after December 31 each year. In the case of Employees personal security accounts and Washington Mutual Savings Plan statements are already received on a quarterly basis by the Advisor's Compliance Manager, an annual certification (Certification of Compliance) that the holdings information already provided to the Compliance Manager accurately reflects all such holdings will satisfy the aforementioned requirement.

     B.   Responsibility to Report

          The responsibility for reporting is imposed on each Employee required to make a report.

     C.   Where to File Report

          All reports must be filed by Employees with the Advisor's Compliance Manager.

     D.   Responsibility to Review

          The Advisor's Compliance Manager will review all Initial Listing of Securities Beneficially Owned Reports, Quarterly Securities Transactions and New Accounts Reports, and Annual Holdings Beneficially Owned Reports and Certification of Compliance, filed by Employees, as well as all confirmations, and all statements issued by any broker, dealer, bank, Affiliated Mutual Fund, and Washington Mutual Savings Plan.

VI.  APPLICATION

     The Sub-advisers and their affiliates have their own Codes of Ethics pursuant to Rule 17j1 under the Investment Company Act. Effective September 1, 2000, any Access Person who is not subject to a Sub-adviser's Code of Ethics that has been approved by the Fund's trustees pursuant to Rule 17j-1, shall be subject to the provisions of this Code, and any person who is subject to a Sub-adviser's Code of Ethics that has been approved by the Fund's trustees pursuant to Rule 17j-1 and who complies with such Code, shall not be subject to the provisions of this Code.

VII. INSIDER TRADING

     WM Advisors, Inc. has developed policies and procedures to detect and prevent insider trading. WM Advisors, Inc. seeks to foster a reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in us by investors in the Affiliated Mutual Funds and Separately Managed Accounts advised by WM Advisors, Inc. is something we should value and endeavor to protect. To further that goal, procedures have been implemented to deter the misuse of material, nonpublic information in securities transactions. Please see the document entitled Policies and Procedures of WM Advisors, Inc. Designed To Detect and Prevent Insider Trading for a complete explanation of our policy.

VIII. CONFIDENTIALITY

     All information obtained from any Employee shall be kept in strict confidence, except that reports of transactions will be made available to the Securities and Exchange Commission to the extent required by law.

IX.  ANTI-MONEY LAUNDERING

     All Employees must recognize the importance of guarding against the use of our Funds or Separately Managed Accounts for money laundering activities. WM Advisors, Inc. and the WM Group of Funds have adopted a policy for each of the WM Group of Funds to conduct its business in a manner consistent with all applicable requirements of the Bank Secrecy Act and to take all steps necessary to require all service providers of the WM Group of Funds to comply with the Bank Secrecy Act in their performance of services for the Funds. WM Advisors, Inc. relies on AIG SunAmerica's AML policy for the Separately Managed Accounts.

X.   CODE OF ETHICS REVIEW COMMITTEE

     A Code of Ethics Review Committee, consisting of the WM Advisors'/WM Group of Funds' President, WM Advisors' Chief Compliance Officer, and WM Group of Funds' Chief Compliance Officer will review and consider any proper request of an Employee for relief or exemption from any restriction, limitation or procedure contained herein consistent with the principles and objectives outlined in this Code. The Committee shall meet on an ad hoc basis, as it deems necessary, upon written request by an Employee stating the basis for the requested relief. The Committee's decision is within its sole discretion and any waivers or exemptions will be reported to the next quarterly meeting of the Trustees of The WM Group of Funds.

XI.  SERVICE AS A DIRECTOR AND OUTSIDE BUSINESS ACTIVITIES

     A.   Approval to Serve as a Director

          No Employee may serve on the board of any company without prior approval of the Code of Ethics Review Committee. If such approval is granted, it will be subject to the implementation of information barrier procedures to isolate any such person from making investment decisions for Funds or Separately Managed Accounts concerning the company in question.

     B.   Approval to Engage in Outside Business Activities

          No Employee may engage in any outside business activities without prior approval of the Code of Ethics Review Committee. If such approval is granted, it is the responsibility of the Employee to notify Compliance immediately if any conflict or potential conflict of interest arises in the course of such activity.

XII. GIFTS

     No Employee shall accept directly or indirectly anything of value, including gifts and gratuities, in excess of $100 per year from any person or entity that does business with any Fund or Separately Managed Account, not including occasional meals or tickets to theater or sporting events or other similar entertainment that is neither so excessive or frequent. Client entertainment expenses generally are not considered gifts if: (i) Firm personnel are present; (ii) a Firm client is present; and (iii) the entertainment is not so regular or frequent that it creates the appearance of impropriety. No Employee may give or accept cash gifts from a client, prospective client, or any entity that does business with WM Advisors.

XIII. REGISTERED PERSONNEL

     All Employees who are registered with NASD must also adhere to their regulations.

XIV. COPYRIGHT LAWS

     All Employees must adhere to all copyright laws. Copyright is a protection that covers published and unpublished articles or other forms of expression, meaning the law grants the creator the exclusive right to reproduce, and distribute. Article regarding any of our personnel or our business that have been published may not be reproduced without the creator's approval because he owns the exclusive rights which means he is the only one who can reproduce and distribute the materials. Please contact WM Advisors' Chief Compliance Officer or Compliance Manager with any questions in regards to Copyright Laws.

XV.  MEDIA RELATIONS

     Given the sensitive nature of media inquiries in general, it is necessary that Employee's manager along with the WM Advisors' Chief Compliance Officer must pre-approve all media inquiries.

XVI. REPORTING VIOLATIONS

     All Employees are required to report all violations of the Code of Ethics they become aware of promptly to WM Advisors' Chief Compliance Officer or Compliance Manager. All reporting will be kept confidential to the extent deemed appropriate by the Ethics Committee.

XVII. SANCTIONS

     All violations of this Code will be reported promptly to WM Advisors' Chief Compliance Officer. Both the Chief Compliance Officer of the Advisors and the Affiliated Mutual Funds along with Senior Management of both the Advisor and the Affiliated Mutual Funds may impose such sanctions as they deem appropriate, including a reprimand (orally or in writing), disgorgement, monetary fine, demotion, suspension or termination of employment and/or other possible sanctions. All material violations of this Code and any sanctions imposed with respect thereto shall be reported periodically to the board of trustees of the Affiliated Mutual Funds or board of directors of the Advisor with respect to whose securities the violation occurred.

XVIII. REPORT AND  CERTIFICATION  OF ADEQUACY TO THE BOARD OF TRUSTEES AND BOARD
     OF DIRECTORS

     On an annual basis, the WM Group of Funds' Chief Compliance Officer shall prepare a written report to the management and the board of trustees of the WM Group of Funds and board of directors of the Advisor, Transfer Agent and Distributor setting forth the following:

     A. stating that the Code of Ethics procedures have been designed to prevent Employees from violating the Code;

     B. a summary of existing procedures concerning personal investing and any changes in procedures made during the past year;

     C. identifying any violations that required significant remedial action during the past year; and

     D. identifying any recommended changes in existing restrictions or procedures based upon the WM Group of Funds' or Advisor's experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

XIX. BOARD APPROVAL

     Following the report and certification by the WM Group of Funds' Chief Compliance Officer, the board of trustees of the Investment Company (including a majority of independent trustees) must approve this Code of Ethics. Any material change to this Code must be approved within six months.

XX.  EMPLOYEE TRAINING AND CERTIFICATION

     All new Employees will receive training on the principles and procedures of this Code. New Employees are also required to sign a copy of this Code indicating their understanding of, and their agreement to abide by the terms of this Code. In addition, Employees are required to certify annually as well as during the course of the year anytime they receive amendments of this Code that: (i) they have read and understand the terms of this Code and recognize the responsibilities and obligations incurred by their being subject to this Code; and (ii) they are in compliance with the requirements of this Code, including but not limited to the reporting of all brokerage accounts, and the preclearance of all non-exempt Personal Securities Transactions in accordance with this Code.

I have read and understand the terms of the above Code. I recognize the responsibilities and obligations, including but not limited to my quarterly transaction, annual listing of holdings, and initial holdings reporting obligations (as applicable), incurred by me as a result of my being subject to this Code. I hereby agree to abide by the above Code.


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